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                                                                         Ex-99.9

                  TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY
                   AND SHAREHOLDER SERVICING AGENCY AGREENENT

              THIS AGREEMENT made as of the 10th day of August, 1987 by and between Merrill Lynch Strategic Dividend Fund (the "Fund") and Merrill Lynch Financial Data Service, Inc. ("MLFDS"), a New Jersey corporation.

                                  WITNESSETH:

              WHEREAS, the Fund wishes to appoint MLFDS to be the Transfer Agent, Dividend Disbursing Agent and Shareholder
     Servicing Agent upon, and subject to, the terms and provisions of this Agreement, and MLFDS is desirous of accepting such appointment upon, and subject to, such terms and provisions:

              NOW THEREFORE, in consideration of mutual covenants contained in this Agreement, the Fund and MLFDS agree as follows:

         1.   Appointment of MLFDS as Transfer Agent, Dividend
     Disbursing Agent and Shareholder Servicing Agent.

          (a) The Fund hereby appoints MLFDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Fund upon, and subject to, the terms and provisions of this Agreement.

          (b) MLFDS hereby accepts the appointment as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Fund, and agrees to act as such upon, and subject to, the terms and provisions of the Agreement.

         2.   Definitions.

               (a)  In this Agreement:

               (I) The term "Act" means the Investment Company Act of 1940 as amended from time to time and any rule or regulation thereunder;

               (II) The term "Account" means any account of a Shareholder, or, if the shares are held in an account in the name of MLPF&S for benefit of an identified customer, such account, including a Plan Account, any account under a plan (by whatever name referred to in the Prospectus) pursuant to the Self-Employed Individuals Retirement Act of 1962 ("Keogh Act Plan") and any plan (by whatever name referred to in the Prospectus) in conjunction with Section 401 of the Internal Revenue Code ("Corporation Master Plan");

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               (III) Acting as agent for the Fund Shareholders and/or
  customers of MLPF&S in connection with Plan Accounts, upon the terms and subject to the conditions contained in the Prospectus and application relating to the specific Plan Account;

               (IV) Acting as agent of the Fund and/or MLPF&S, maintaining such records as may permit the imposition of such contingent deferred sales charges as may be described in the Prospectus, including such reports as may be reasonably requested by the Fund with respect to such Shares as may be subject to a contingent deferred sales charge;

               (V) Upon the redemption of Shares subject to such a contingent deferred sales charge, calculating and deducting from the redemption proceeds thereof the amount of such charge in the manner set forth in the Prospectus. MLFDS shall pay, on behalf of MLFD, to MLPF&S such deducted contingent deferred sales charges imposed upon all Shares maintained in the name of MLPF&S, or maintained in the name of an account identified as a customer account of MLPF&S. Sales charges imposed upon any other Shares shall be paid by MFDS to MLFD.

               (VI) Exchanging the investment of an investor into, or from the shares of other open-end investment companies or other series portfolios of the Fund, if any, if and to the extent permitted by the Prospectus at the direction of such investor.

                (VII) Processing redemptions;

               (VIII) Examining and approving legal transfers;

               (IX) Replacing lost, stolen or destroyed certificates representing Shares, in accordance with, and subject to, procedures and conditions adopted by the Fund;

               (X) Furnishing such confirmations of transactions relating to their Shares as required by applicable law;

               (XI) Acting as agent for the Fund and/or MLPF&S, furnishing such appropriate periodic statements relating to Accounts, together with additional enclosures, including appropriate income tax, information and income tax forms duly completed, as required by applicable law;

               (XII) Acting as agent for the Fund and/or MLPF&S, mailing annual, semi-annual and quarterly reports prepared by or on behalf of the Fund, and mailing new Prospectuses upon their issue to Shareholders as required by applicable law;

               (XIII) Furnishing such periodic statements of transactions effected by MLFDS, reconciliations, balances and summaries as the Fund may reasonably request;

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            (e) MLFDS agrees to provide to the Fund such
information as may reasonably be required to enable the Fund to reconcile the number of outstanding Shares between MLFDS's records and the account books of the Fund.

            (f) Notwithstanding anything in the foregoing provisions of this paragraph, MLFDS agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be contained in an Officer's Instruction.

      4. Compensation.

           The charges for services described in this Agreement, including "out-of-pocket" expenses, will be set forth in the Schedule of Fees attached hereto.

     5. Right of Inspection.

           MLFDS agrees that it will in a timely manner make available to, and permit, any officer, accountant, attorney or authorized agent of the Fund to examine and make transcripts and copies (including photocopies and computer or other electronical information storage media and print-outs) of any and all of its books and records which relate to any transaction or function performed by MLFDS under or pursuant to this Agreement.

     6. Confidential Relationship.

           MLFDS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than the Shareholder concerned, or the Fund, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same) except as may be authorized by the Fund by way of an Officer's Instruction.

     7.    Indemnification

     The Fund shall indemnify and hold MLFDS harmless from any loss, costs, damage and reasonable expenses, including reasonable attorney's fees (provided that such attorney is appointed with the Fund's consent,which consent shall not be unreasonably withheld), incurred by it resulting from any claim demand action, or suit in connection with the performance of its duties hereunder,



                                      5.
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        (b) Upon termination of this Agreement, MLFDS shall deliver all unissued and canceled stock certificates representing Shares remaining in its possession, and all Shareholder records, books, stock ledgers, instruments and other documents (including computerized or other electronically stored information) made or accumulated in the performance of its duties as Transfer Agent, Disbursing Agent and Shareholder Servicing Agent for the Fund along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or Officer's Instruction; and the Fund assumes all responsibility for failure thereafter to produce any paper, record or documents so delivered and identified in the locator document, if and when required to be produced.

        10. Amendment.

             Except to the extent that the performance by MLFDS or its functions under this Agreement may from time to time be modified by an officer's Instruction, this Agreement may be amended or modified only by further written Agreement between the parties.

        11. Governing Law.

             This Agreement shall be governed by the laws of the State of New Jersey.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers and their respective corporate seals hereunto duly affixed and attested, as of the day and year above written.

   MERRILL LYNCH STRATEGIC DIVIDEND FUND

   By:/S/ TERRY K. GLENN
      -------------------
   Title:
         ----------------

                   MERRILL LYNCH FINANCIAL DATA SERVICE, INC.

                   By:/S/ HERBERT HIRSCHE JR.
                      -----------------------------

                   Title: MLFDS CORPORATE SECRETARY
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